Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our reports on Pioneer Short-Term Income Trust dated January 5, 1998 and July 8, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 8 and Amendment No. 9 to Registration Statement File Nos. 33-47613 and 811-06657, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
October 30, 1998